Exhibit T3A.2.67

1

READ CAREFULLY THE INSTRUCTIONS

AGREEMENT OF INCORPORATION

(See Arts. 7-9, both incl., of c. 31, also c. 33, Code, for provisions regarding certain corporations)

I. The undersigned agree to become a corporation by the name of (1)

RITE AID OF WEST VIRGINIA, INC.

(1) The name of the corporation shall contain one of the words "association," "company," "corporation," "club," "incorporated," [illegible] or one of the abbreviations "Co." or "Inc."; but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State, or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

II. The principal office or Place of Business of said Corporation will be located at (1) No. ....

P. O. Box 3165 street, in the city (2) ~~XXXXXXX~~ of Harrisburg in county of Dauphin and State of Pennsylvania

Its chief works will be located XXXX at P. O. Box 2549, Charleston, West Virginia.

(1) Insert number and name of street, if in a city having street numbers, if not, strike out.
(2) Erase the word "city," "town" or "village," leaving the one required.
(3) Give location of chief works; if at the same place as principal office or place of business, say "Its chief works will be located at the same place." If there be no chief works, say "Said corporation will have no chief works." If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well, or prospecting companies, and other like companies, where the chief works will be shifting, and in cases of companies that will have chief works, or works at different points in this State, say "chief works will be located in .... district, in .... county, State of West Virginia and elsewhere in said State." If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

III. The objects for which this Corporation is formed are as follows:

(Please type or write plainly. If not sufficient room here to cover this point add one or more sheets of paper of this size.)

To engage in the business of druggists, chemists, pharmacists, merchants and manufacturers, and any other similar business or businesses connected with the establishment, acquisition, maintenance, management or operation of drug stores, or the manufacture, purchase or dealing goods, wares and merchandise and real estate and personal property of every class and description connected with the drug business.

To buy and sell all kinds of ladies', men's and children's clothing and furnishings, furniture, carpets, draperies, groceries, china and glassware, silver, jewelry, pictures, books, stationery, photographs and photographic supplies, perfumery, toilet articles, drugs, hardware; and to equip and operate a general discount drug and mercantile store for the buying and selling of merchandise.

To establish and conduct chain stores, shops and offices for the transaction of any and every kind of merchandise business.

To purchase, acquire, hold and dispose of stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange thereof its stocks, bonds or other obligations.

To own, purchase, sell, lease and sublease real property and personal propety of any description.

To apply for, obtain, register, purchase or otherwise acquire, and to hold, use, develop, improve or introduce and to soll, assign, or otherwise dispose of trade names, trademarks, copyrights, licenses, franchises, and any and all other rights, privileges, processes or formulae necessary or desirable for the operation and conduct of the business of the corporation.

To possess, exercise, and enjoy all of the rights, powers and privileges granted; authorized or conferred by the laws and statutes of the State of West Virginia, and any and all laws amendatory thereof or supplemental hereto and future laws and statutes of said state, and among other things, in the futherance and not in limitation of the powers conferred by law or herein expressed, to possess and exercise the following rights, privileges and powers, to-wit;

(1) To acquire, own, hold, use, lease, mortgage, pledge, sell, exchange, convey, or otherwise dispose of all kinds of property, real and/or personal, tangible and/or intangible, legal or equitable;

(2) To borrow money, and to issue, sell or pledge its obligations and evidences of indebtedness, and to mortgage or pledge any part or all of its property and franchises to secure the payment thereof; and generally to issue and deliver its bonds, debentures, convertible or otherwise, or other securities or obligations of the corporation for its corporate operations;

(3) To conduct business in this state and elsewhere; to have one or more offices in or out of this state; and to acquire, own, hold and use, and to lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and/or personal, tangible and/or intangible, out of this state;

(4) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any other chilations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds, or other obligations are held or in any manner guaranteed by the corporation, or in which the corporation is in any way interested; to do any other acts or things for the preservation, protection, improvement, or enhancement of the value of any such stock, bonds, or other obligations to exercise all the rights, powers, and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or the principal or interest, or both, of any bonds or other obligations, and the performance of any contracts;

(5) To purchase, own and/or hold and to sell, and transfer (but not to vote) shares, of its own capital stock if and when the capital of this corporation is not thereby impaired;

(6) To pay for any property, real, personal or intangible, this corporation may acquire or purchase, with shares of stock of any class, bonds, or other obligations or securities of this corporation, or to issue its shares of stock of any class or other securities of this corporation in exchange therefor;

(7) To issue rights, warrants or options (restricted or otherwise) for shares of stock of this corporation under such terms, conditions and provisions as the Board of Directors of the corporation may determine from time to time;

(8) The become a surety, endorser or guarantor for any person or untity for the performance of any monetary or contractural obligation of such person or entity, the performance of which this corporation may have an interest in directly or indirectly;

(9) To lend money or assets of this corporation and to extend credit, to any person or. entity upon such terms deemed to be adequate by this corporation, in furtherance of the obligations and purposes of this corporation;

(10) To make donations for the public welfare or for charitable, scientific or educational purposes; and in time of war to make donations in aid of war activities;

(11) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans, and other incentive plans for its directors, officers and employees;

(12) To do any and all acts and things necessary, convenient or expedient to be done to carry out. the purposes for which the corporation is formed and organized and not repugnant to law.

Both stockholders and Directors of this corporation may hold their meetings and the corporation may have an office or offices in such place or places outside the State of West Virginia as the By-laws may provide and the corporation may keep its books outside the State of West Virginia, except as otherwise provided by law.

The Directors shall have the power, without the assent or vote of the stockholders, to amend, alter, and supplement the By-laws of this corporation.

Any person made a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate is or was a director, officer, or employee of the corporation or of any corporation which he served as such at the request of this corporation shall be indemnified by the corporation against all expenses and liabilities including counsel fees, reasonably incurred by 'or imposed upon him in connection with any proceeding to which he may be made a party, including any appeal therein, or in which he may become involved, by reason of his being or having been a director, officer, or employee of the corporation, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred, except in such cases wherein the director, officer or employee is adjudged liable for negligence or misconduct in the performance of his duties as such director, officer or employee; provided, that in the event of a settlement, the indemnification herein shall apply only if such settlement is approved by the Board of Directors, and shall be limited to the extent so approved. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

Unless otherwise determined by the Board of Directors, no holder of stock of the corporation of any class shall, as such holder, have any preemptive right to purchase or subscribe for (a) any stock of any class now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the corporation of any class, or (b) any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options, or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized.

2

IV. The amount of the total authorized capital stock of said corporation shall be Ten Thousand -- dollars, which shall be divided into 1000 shares of the par value of Ten ------------------- dollars each

Note: [illegible]

[illegible]

The amount of capital stock with which it will commence business is One Thousand -- Dollars
(Shall not be less than one thousand dollars)
($1,000.00) being 100 shares
Ten ---------------------------------- Dollars ($10.00) each.

V. Name (5) and P. O. Address (6) — Write plainly, typewrite if possible: W. Va. Code 31-1-6 (e) — The full names and addresses, including street and street numbers, if any, and the city, town or village, of the incorporators, and if a stock corporation, the number of shares subscribed by each.

(The number of incorporators to be not less than three as to stock, nor less than five as to nonstock corporations.)

NAME (5)	ADDRESS (6)	No. of Shares Common Stock	No. of Shares Preferred Stock	Total No. of Shares
Murray Lewis	P. O. Box 1746 - Charleston, W. Va.	8	0	8
Pat Dickson	1535 Windsor Drive-Charleston, W. Va.	1	0	1
Ernestine Y. Boggess	3102 Elkdale Drive-Charleston, W. Va.	1	0	1

VI. The existence of this corporation is to be perpetual.

VII. For any additional provisions desired and which are authorized by law, see Art. 1, c. 31, Code. Also set forth number of acres of land desired to be held in West Virginia if such number be above [illegible] acres, pursuant to § 75, art. 12, c. 11, Code. If more space is required, add one or more sheets of paper this size.

WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 8th day of October , 19 71.

All the incorporators must sign below, signatures being the same as shown in Article V.

Murray Lewis

Pat Dickson

Ernestine Y. Boggess

[illegible] 31, Article [illegible], Code, [illegible] [illegible]

[illegible] prepared by

CERTIFICATES

[illegible] agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court, within the United States, etc., and such acknowledgments, certified by the officer before whom they were made, and his seal affixed if not in West Virginia. Acknowledgments taken in a foreign country must be certified under the official seal of any ambassador, minister plenipotentiary, minister resident, charge d'affaires, consul general, consul, deputy consul, etc., appointed by the government of the United States to any foreign country, or of the proper officer of any court of record of such country, or of the mayor or other chief magistrate of any city, town or corporation therein, etc.—[Code, c. 39, Art. 1, § 3.]

State of West Virginia County of Kanawha , to-wit:

I, [illegible] , a Notary Public in and for the County and State aforesaid, hereby certify that

Murray Lewis
Pat Dickson
Ernestine Y. Boggess

(Names of all incorporators as shown in Article V. and signatures of same, must be inserted in this space by official taking acknowledgments). Names and signatures must answer alike.

whose names are signed to the foregoing agreement bearing date on the 8th day of October , 19 71 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

Given under my hand and official seal this 8th day of October , 19 71

(SEAL) Notary Public.

My Commission expires on the day of , 19

CERTIFICATE

I, LEWIS E. LEHRMAN, President of Rite Aid of West Virginia, Inc., a corporation created and organized under the laws of the State of West Virginia, do hereby certify to the Secretary of State of West Virginia, that at a meeting of the Board of Directors. of said corporation, at the offices of the corporation on the 10th day of February, 1975, at which meeting a, quorum was present and, at which meeting the following resolution was duly and regularly adopted and passed, to-wit:

RESOLVED, that the amount of authorized capital stock be increased to One Million Dollars ($1,000,000.00) consisting of One Hundred. Thousand (100,000) shares of the par value of Ten Dollars ($10.00) each.

BE IT FURTHER RESOLVED, that the President of this corporation affix the corporate seal and certify this resolution to the Secretary of State of the State of West Virginia.

GIVEN UNDER MY HAND AND THE SEAL OF SAID CORPORATION, THIS 12 DAY OF MAY, 1975.

RITE AID OF WEST VIRGINIA, INC.

BY	/s/ [ILLEGIBLE]
President

AGREEMENT OF MERGER

THIS AGREEMENT, Made and entered into this 10th day of February, 1975, by and between RITE AID OF WEST VIRGINIA, INC., a West Virginia corporation, party of the first part, hereinafter called "Rite Aid", each of the corporations whose names appear at the foot of this Agreement, hereinafter called collectively. and individually "Company" or "Companies", party or parties of the second part, and RITE AID CORPORATION, a Delaware corporation, party of the third part, hereinafter called "Stockholder".

WHEREAS, both Rite Aid and the Companies are corporations organized and existing under the laws of the State of West Virginia, and;

WHEREAS, the Stockholder is the holder of all of the issued and outstanding capital stock of both Rite Aid and the Companies, and;

WHEREAS, the Companies desire to merge into Rite Aid;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between Rite Aid and the Companies, acting in pursuance of the provisions of Section 63, Article 1, Chapter 31, of the West Virginia Code of 1931, as amended, that the Companies shall be merged into Rite Aid, as a single corporation, and the parties hereto agree to and prescribe the terms and conditions of such merger, the mode of carrying the same into effect, and to the other requirements set forth in said West Virginia Code provisions:

1. The Companies shall be merged into Rite Aid and the corporate existence of the Companies shall cease as of the effective date of such merger, and the corporate existence of Rite Aid shall continue under the name of “Rite Aid. of West Virginia, Inc.”.

2. The principal office of Rite Aid shall be located at. P. O. Box 3165, Harrisburg, Pennsylvania.

3. The nature of the business and the objectives and purposes proposed to be transacted by Rite Aid shall be as set forth in the Certificate of Incorporation for said. Company, as may be amended from time to time.

4. The amount of the total authorized capital of Rite Aid shall be One Million Dollars ($1,000,000.00), which shall be divided. into One Hundred Thousand (100,000) shares of Ten Dollar's ($10.00) par each.

5. Rite Aid i. to have perpetual existence.

6. The present Bylaws of Rite Aid insofar as not inconsistent with this Agreement of Merger, shall be the Bylaws of Rite Aid after the merger herein contemplated, unless and until altered, amended, or repealed as therein provided.

7. The number of Directors of Rite Aid shall be as fixed by the Bylaws of Rite Aid, and the first Board of Directors of the merged corporation, who shall hold office 4 from and after the effective date of the merger and until the first annual meeting of the Stockholders of Rite Aid thereafter, and until their respective successors shall be elected and qualified are as follows: Alex Grass, Lewis E. Lehrman, and David Sommer.

8. The Officers of: Rite Aid shall be elected and hold office as provided in the Bylaws of said Rite Aid, and, upon the merger becoming effective, the following shall be the officers of the merged corporation, until the first annual meeting of the Directors of the corporation thereafter, and until their respective successors shall be elected and qualified:

President - Lewis E. Lehrman

Vice-President - David Sommer

Vice-President - Franklin C. Brown

Secretary - Joseph A. Klein

Treasurer - Lewis E. Lehrman

9. Immediately upon this Agreement of Merger becoming effective, as hereinafter provided, the shares of the Company shall ipso facto and without any further action on the part of the respective holders thereof, become and be converted into shares of: stock and securities of Rite Aid, as follows:

One (1) share of common stock of Rite Aid, for the total issued and outstanding shares of the stock of each of the Companies.

10. This Agreement shall be submitted to the Stockholders of each of the Companies party to this Agreement, in the manner provided by law, and if this Agreement shall thus be ratified by the Stockholders of each of the Companies and Rite Aid, then this Agreement of Merger shall becoine effective as of the 28th day of February, 1975.

11. When this Agreement of Merger shall have been signed, acknowledged, and ratified, in the manner required by the laws of the State of West Virginia, then for all purposes of the laws of said State, the separate existence of each of the restrictions, disabilities and duties of each of such corporations so merged, and all and singular the rights, priviliges, powers, franchises, and trust and fiduciary rights, powers, duties, and obligations, of each of said corporations; and all property, real, personal and mixed, and all debts due to the Companies, on whatever account as well for stock subscriptions as all other things in action or belonging to the Companies shall be vested in Rite Aid; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of Rite Aid as they were of the Companies; and the title to any real estate, whether vested by Deed, or otherwise, under the laws of the State of West Virginia, vested in the Companies, shall not revert or be in any way impaired by reason of this merger: provided, however, that all rights of creditors and all liens upon any property of the Company's shall be preserved unimpaired and all debts, liabilities, and duties of the Companies shall thenceforth attach to Rite Aid, as the resulting or surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by Rite Aid.

12. If, at any time after the effective date of the merger, instruments of further assurance are desirable in order to evidence the vesting in Rite Aid of the title to any of the property or rights of the Companies, the appropriate officers and directors of Rite Aid are hereby authorized to execute and acknowledge all such instruments of further assurance and to do such other acts or things, in the name of either party, hereto, as may be required or desirable to carry out the purposes of this Agreement of Merger as herein expressed.

IN WITNESS WHEREOF, this Agreement of Merger has been. signed by the Directors of each of the corporate parties hereto, the Stockholders, and the respective corporate seals, affixed as of the day and year first above written.

RITE AID OF WEST VIRGINIA, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID CENTER OP MOUNDSVILLE, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID CENTER OF CLARKSBURG, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID CENTER OF ROSE BUD PLAZA, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID OF 223 CAPITOL STREET, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF MARKET ST WHEELING, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF ELM TERRACE, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF WARWOOD PLAZA, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF FAIRMONT, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF DAVIS AVENUE, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF 250 HIGH ST., INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF 327 HOLLAND AVE., INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF HURRICANE, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF HUNTINGTON, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT PHARMACY OF ROMNEY, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

RITE AID DISCOUNT CENTER OF PARKERSBURG, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

FOUNTAIN CUT RATE STORE #1, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

FOUNTAIN CUT RATE STORE #2, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

FOUNTAIN CUT RATE STORE #3, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

STRIPE DISCOUNT STORE #1, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

STRIPE DISCOUNT STORE #3, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

STRIPE DISCOUNT STORE, #4, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

STRIPE DISCOUNT STORE #5, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

STRIPE DISCOUNT STORE #6, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

GRAY'S CUT RATE STORE #1, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

GRAY'S CUT RATE STORE #2, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

GRAY'S CUT RATE STORE #3, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

COHEN DRUG CO., INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NUMBER 2, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NO. 4, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NUMBER 5, INC.

	By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
\		Its Directors

DOT DISCOUNT CENTER NO. 9. INC.

	By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NO. 10, INC.

	By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NO. 12, INC.

	By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

ROGERS PHARMACY, INC.

	By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NUMBER 5, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NO. 9, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NO. 10, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

DOT DISCOUNT CENTER NO. 12, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

ROGERS PHARMACY, INC.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]
Its Directors

ATTEST:	FOUNTAIN CUT RATE STORE #3, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	STRIPE DISCOUNT STORE #1, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	STRIPE DISCOUNT STORE #3, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	STRIPE DISCOUNT STORE #4, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	STRIPE DISCOUNT STORE #5, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	STRIPE DISCOUNT STORE #6, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	GRAY'S CUT RATE STORE #1, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	GRAY'S CUT RATE STORE #2, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	GRAY'S CUT RATE STORE #3, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	COHEN DRUG CO., INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	DOT DISCOUNT CENTER NUMBER 2, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	DOT DISCOUNT CENTER NO. 4, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	DOT DISCOUNT CENTER NUMBER 5, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	DOT DISCOUNT CENTER NO. 9, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	DOT DISCOUNT CENTER NO: 10, INC

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	DOT DISCOUNT CENTER NO. 12, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	ROGERS PHARMACY, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	RITE AID CORPORATION

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President

ATTEST:	FOUNTAIN CUT RATE WAREHOUSE, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its Secretary		Its President